                                                CONFIDENTIAL TREATMENT REQUESTED
                              UNDER 17 C.F.R. SECTIONS 200.80(b)4, AND 240.24b-2


                           [ISIS PHARMACEUTICALS LOGO]

--------------------------------------------------------------------------------


                        OLIGONUCLEOTIDE MANUFACTURING AND
                                SUPPLY AGREEMENT


                                 By and between


                           ISIS PHARMACEUTICALS, INC.

                     2292 Faraday Avenue, Carlsbad, CA 92008
                       - Hereinafter referred to as ISIS -

                                       and

                        INTEGRATED DNA TECHNOLOGIES, INC.

                   1710 Commercial Park, Coralville, IA 52241
                       - Hereinafter referred to as IDT -


                                TABLE OF CONTENTS

     Recitals.............................................................2
     Article 1  Definitions...............................................2
     Article 2  Oligonucleotide Supply Period and Deposit.................4
     Article 3  Program Oligonucleotide Specifications Committee..........5
     Article 4  Ordering, Pricing and Invoicing...........................6
     Article 5  Intellectual Property.....................................8
     Article 6  Representations and Warranties ...........................9
     Article 7  Confidential Information.................................12
     Article 8  Term and Termination.....................................13
     Article 9  Indemnification..........................................15
     Article 10 General..................................................15
     Appendix A.........................................................A-1
     Appendix B.........................................................B-1


                                    RECITALS

         WHEREAS, ISIS and its GeneTrove Division have a need for a reliable supply of quality-controlled oligonucleotides for use in its antisense functional genomics and target validation program; and

         WHEREAS, IDT has the expertise and manufacturing capacity sufficient to supply ISIS quality controlled oligonucleotides at required volumes; and

         WHEREAS, both IDT and ISIS are willing to collaborate in continuous efforts to refine IDT's oligonucleotides manufacturing, purification and quality controlled techniques to ensure that ISIS receives optimized oligonucleotides for use in its functional genomics program;

         NOW THEREFORE, IDT and ISIS agree to the following Oligonucleotide Manufacturing and Supply Agreement according to the terms and conditions as stated herein.


                                   ARTICLE 1:
                                  DEFINITIONS

For purposes of this Oligonucleotide Manufacturing and Supply Agreement, the following words, phrases, or terms shall have the meanings as herein defined:

1.0 "Agreement" shall mean this Oligonucleotide Manufacturing and Supply Agreement, including Appendices A and B, as originally executed and as properly amended from time to time according to Article 10.

1.1 "Antisense Oligonucleotides" shall mean a polynucleotide, oligonucleotide or oligonucleotide analog, which hybridizes in a sequence specific manner under physiological conditions to RNA forming an RNA-DNA duplex, which duplex acts to modulate the production of a targeted gene product. An antisense oligonucleotide analog may include naturally occurring or non-natural heterocycles, sugar and/or backbone linkages, and may be a molecule in which the sugar may be absent, in which the backbone linkage may be phosphate based, amide based, or based on other chemistries and which may or may not include stem loop or structural units.

1.2 "Assigned Supply Period" shall mean the [***] year period immediately following the Effective Date.

1.3 "Assigned Systems" shall mean oligonucleotide synthesizers, purification and analytical instruments, and other supporting equipment assigned by IDT to support the manufacture and delivery of ISIS's requirements of Program Oligonucleotides.

1.4 "Business Day(s)" shall mean those days from Monday through Friday, which are not declared as national holidays in the United States, or as holidays routinely recognized by one or more of the Parties.

1.5 "Calendar Days" shall mean all days Sunday through Saturday, which appear on the calendar from January 1 through December 31.

1.6 "Customer Deposit" shall mean the credit for dedicated Program Oligonucleotide supply and Program Oligonucleotide purchases obtained by ISIS under this Agreement, which will be credited to the benefit of ISIS against Program Oligonucleotide purchases by ISIS at a rate of [***] of the monthly Program Oligonucleotide invoice described in section 4.8 herein.

1.7 "Dedicated Data Management System" shall mean the components of an integrated hardware and software system designed to support the isolated processing, tracking and storage of all information related to ISIS Program Oligonucleotide orders, with access limited to authorized personnel of IDT and/or ISIS.

1.8 "Effective Date" shall mean the execution date of the last signature on the signature page of this Agreement.

1.9 "IDT" shall mean Integrated DNA Technologies, Inc., and its affiliates, if any.

1.10 "IDT List Price" shall mean the then current IDT Catalog price for a specified product or service as displayed in IDT's World Wide Web On-line Catalog at (www.idtdna.com) or any successive Internet URL.

1.11 "Intellectual Property" shall mean and includes, but is not limited to, inventions (whether patentable or unpatentable), trade secrets, all present improvements thereto and future improvements thereto, and all United States, and foreign patents, patent applications, patent disclosures, and patentable inventions, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof.

1.12 "ISIS" shall mean ISIS Pharmaceuticals, Inc., its and its divisions, including specifically GeneTrove-TM-.

1.13 "ISIS Supplied Reagent" shall mean those reagents to be supplied by ISIS to IDT that are necessary for the specific and limited purpose of enabling or optimizing IDT's manufacture and supply of MOE Oligonucleotides or Antisense Oligonucleotides to ISIS.

1.14 "MOE Oligonucleotides" shall mean oligonucleotides ordered from IDT by ISIS, which contain one or more of ISIS's proprietary 2'methoxy-ethoxy modifications (or any combination of an alkyl, alkoxy or thioalkoxy together with an ether, ester, amino or aminohydroxy substituent). With the exception of Appendix A and paragraph 4.2 herein, and at ISIS's sole discretion, MOE Oligonucleotide may also mean any Antisense Oligonucleotide ordered by ISIS from IDT.

1.15 "Parties" shall refer collectively to ISIS and IDT, each individually referred to as a "Party".

1.16 "Primers" shall refer to unmodified oligonucleotides used to promote amplification of a targeted sequence.

1.17 "Probes" shall refer to dye-labeled or similarly modified oligonucleotides used to detect and/or quantify the presence of a targeted sequence in a sample.

1.18 "Program Oligonucleotide" means a MOE Oligonucleotide and/or a Quantification Oligonucleotide conforming to the specifications and criteria set forth in Appendix A (as amended from time to time) for supply and delivery to ISIS.

1.19 "Quantification Oligonucleotide" shall mean Primers and Probes, either ordered individually by ISIS, or as 96-well plate combinations referred to as "Primer-Probes Sets" as defined in Appendix A (as amended from time to time).


                                    ARTICLE 2
                    OLIGONUCLEOTIDE SUPPLY PERIOD AND DEPOSIT

2.1 SUPPLY PERIOD. For the duration of the Assigned Supply Period, IDT will utilize the Assigned Systems to manufacture and sell Program Oligonucleotides ordered by ISIS according to the terms and conditions as described in this Agreement. This commitment by IDT includes the obligations of IDT to individually staff, train, and fully compensate, the personnel needed to operate the Assigned Systems for ISIS, and to otherwise fully manage the production and delivery of Program Oligonucleotides to ISIS.

2.2      SUPPLY DEPOSIT. ISIS shall advance IDT five million dollars
         ($5 million) to IDT within five (5) Business Days of the effective date of the Amended and Restated IDT-ISIS Licensing Agreement, in the form of Customer Deposit.

2.3 ASSIGNMENT OF MANUFACTURING CAPACITY. IDT will utilize the Customer Deposit to assign within its facility sufficient Program Oligonucleotide synthesis, processing and purification capacity to manufacture [***] MOE Oligonucleotides and [***]

         Quantification Oligonucleotides per calendar year for ISIS over the term of this Agreement.

2.4 DEDICATED DATA MANAGEMENT SYSTEM. IDT will further utilize the Customer Deposit to design and implement the Dedicated Data Management System to accommodate the expected ordering parameters of Program Oligonucleotides and to specifically track the utilization of ISIS's Customer Deposit.

2.5 SALE OF PROGRAM OLIGONUCLEOTIDES. For the duration of the Assigned Supply Period, IDT will make and sell Program Oligonucleotides to ISIS in accordance with the pricing provisions contained in Article 3. IDT will invoice ISIS at the listed prices less [***] for each Program Oligonucleotide ordered by ISIS and shipped by IDT, and shall reduce ISIS's Customer Deposit by the corresponding [***] sum.


                                    ARTICLE 3
                PROGRAM OLIGONUCLEOTIDE SPECIFICATIONS COMMITTEE

3.1 COMMITTEE OBJECTIVE. In order to ensure the manufacture and supply to ISIS of optimized Program Oligonucleotides for the duration of this Agreement, IDT and ISIS will form a joint committee of their respective employees to develop, enforce and continuously refine specifications for the manufacture, supply, and receipt of MOE Oligonucleotides and/or Quantification Oligonucleotides (the "Program Oligonucleotide Specifications Committee").

3.2 COMMITTEE FORMATION AND MANAGEMENT. It is contemplated by the Parties that all decisions affecting or regarding Program Oligonucleotide specifications (Appendix A) will be the result of informed deliberation and mutual consent of the Program Oligonucleotide Specifications Committee (POSC). Each Party shall appoint a Committee Co-Chair, who will have the joint authority, independent of the POSC, to make any decision regarding modifications to the Program Oligonucleotide specifications. The Co-Chairs will appoint additional individuals to serve on the POSC. The POSC will meet at least once monthly to review the performance of each Party under the Agreement, to forecast future supply requirements, and to resolve any Program Oligonucleotide supply, quality and/or invoicing issues. The POSC will instruct staff members to direct all related issues or concerns through the POSC and will distribute minutes of its meetings to the relevant members of their organizations. IDT hereby appoints Trey Martin and ISIS hereby appoints Henry Sasmor as the acting Committee Co-Chairs for each respective Party.

3.3 INITIAL OLIGO SPECIFICATION DEVELOPMENT. The specifications listed on Appendix A will serve as the Program Oligonucleotide Specifications until amended by POSC. Within ten (10) days of the Effective Date, the POSC will meet to initiate the controlled development of refined manufacturing specifications (including yield, purity, quality control tests and criteria, shipping standards, remake policies, etc.) for both MOE Oligonucleotides and Quantification Oligonucleotides.

3.4 SCOPE OF POSC AUTHORITY. The POSC (or the Co-Chairs acting jointly) has the authority to change the following with respect to Program Oligonucleotide specifications: synthesis scale; yield guarantees; chemical compositions; purity requirements; analytical or quality control tests and/or specifications; and all pricing changes directly related to such changes, provided that the resulting prices reflect, whenever possible, the fixed percentage discount rate of paragraph 4.3. All price changes require the signed written agreement of both Co-Chairs prior to their use in an invoice issued to ISIS pursuant to paragraph 4.8 hereunder. The POSC shall not have the authority to apply Customer Deposit to oligonucleotides or other products other than to Program Oligonucleotides.


                                    ARTICLE 4
                         ORDERING, PRICING AND INVOICING

4.1 PROGRAM OLIGONUCLEOTIDE ORDERING. ISIS shall place all orders for Program Oligonucleotides over the Dedicated Data Management System, using the customer order entry software developed by IDT for ISIS pursuant to paragraph 2.5.

4.2 MOE OLIGONUCLEOTIDE PRICING. Subject to the provisions contained in paragraphs 2.4, 4.4, and 4.5 hereunder, the invoice price for MOE Oligonucleotides prior to the application of Customer Deposit will be:

                  (i) [***] for each MOE Oligonucleotide manufactured on the [***] scale that meets the MOE specifications;

                  (ii) [***] for each MOE Oligonucleotide manufactured on the [***] scale that meets the MOE specifications.

4.3 QUANTIFICATION OLIGONUCLEOTIDE PRICING/FIXED PERCENTAGE DISCOUNT. Subject to the provisions contained in paragraphs in 2.4, 4.4 and 4.5 hereunder, the invoice price for Quantification Oligonucleotides (and/or Antisense Oligonucleotide) prior to application of Customer Deposit shall be [***] of the IDT List Price for corresponding oligonucleotide Primers and/or Probes and the associated purification, analytical and/or set-up fees. This fixed percentage discount is also to be used by the POSC to guide its pricing decisions relevant to changes to MOE Oligonucleotide specifications, including specifically changes to purification, analytical, loading, shipping or handling specifications. Appendix B illustrates the application of this fixed percentage discount to Primer-Probe Sets and MOE Oligonucleotides using IDT List Prices.

4.4 EXTERNAL FACTORS & PRICE INCREASES. IDT warrants that it has performed adequate manufacturing cost-forecasting to ensure that IDT can supply Program Oligonucleotides in commercially viable fashion at the above quoted per base prices or at the established [***] discount. However, should unforeseeable events beyond the control of IDT cause the manufacturing costs of IDT to increase by [***] then IDT shall have the right to increase the per [***] price to reflect the increased manufacturing cost. The term "unforeseeable events" as used in this paragraph includes, but is not limited to:

           (i) new and substantial regulatory or legal restrictions imposed on the manufacture of oligonucleotides or related manufacturing processes;

           (ii) substantial increase(s) in the cost of necessary oligonucleotide manufacturing amidites, reagents, solvents, or quality control components, necessary to manufacture Program Oligonucleotides;

         Should IDT rely upon "unforeseeable events" beyond the control of IDT as a basis for a price increase, IDT shall immediately as is practical disclose in writing to ISIS through the POSC the cause of the price increase, and IDT's relevant manufacturing costs in sufficient detail to allow for confirmation of the costs by ISIS.

4.5 PRICE DECREASES/MOST FAVORED PRICING. If there are substantial decreases in the market cost of commercial amidites, reagents, solvents, or quality control components necessary to manufacture Program Oligonucleotides that result in [***] or greater reduction in the average cost [***] to IDT, then IDT shall reduce the [***] price charges to ISIS by the amount greater than the [***] cost per base threshold.

4.6 TURNAROUND. The specifications and requirements for delivery of manufacture of Program Oligonucleotides will be those specifications and turnaround requirements identified in Appendix A, as amended from time-to-time by the POSC.

4.7 SUPPLY FORECASTS/ISIS SUPPLIED REAGENT INVENTORY. On or before the [***] of each month during the Assigned Supply Period, ISIS will supply IDT with a forecast of its intended Program Oligonucleotide orders for the following month. IDT will advise ISIS within [***] Days of receipt of its ability to meet the forecast. IDT will specifically advise ISIS of its then current inventory of ISIS Supplied Reagents and of its need for additional ISIS Supplied Reagents to meet the forecast for the following month. It is the expectation of both Parties that IDT will:

                  (i) maintain on-site, a constant minimum [***] inventory of quality-controlled ISIS Supplied Reagents;

                  (ii) maintain available manufacturing capacity to meet any forecast that requires a monthly MOE Oligonucleotide supply of [***] MOE Oligonucleotides or less, and a monthly Quantification Oligonucleotide supply of [***] Primer-Probe Sets or less;

                  (iii) make reasonable efforts to meet forecasts that exceed those limits in (ii) above. In the event that an ISIS forecast is for volumes of Program Oligonucleotides, which volumes are [***] greater than the prior month, then IDT's ability to meet such a forecast may require a scale-up period.

4.8 INVOICING. During the Assigned Supply Period, IDT will invoice ISIS following the close of each month in accordance with 2.5 herein, for Program Oligonucleotides delivered that meet the specifications established by the POSC. Payment of the invoice by ISIS will be due within [***] Days from receipt of the invoice by ISIS, and payment will be made by electronic wire transfer into an account as designated by IDT. Should ISIS fail to pay the full invoice within [***] Days, IDT will have the right to suspend Program Oligonucleotide manufacturing until the invoice is paid in full.

4.9 MOST-FAVORED QUANTIFICATION OLIGONUCLEOTIDE PRICING. In addition to IDT's commitment to maintain a fixed [***] discount for Quantification Oligonucleotides and Antisense Oligonucleotides, IDT agrees not to extend more favorable pricing to third-parties with comparable orders for Antisense Oligonucleotides and/or Probes, whether ordered individually or as part of a Primer-Probe Set. For purposes of this provision, "comparable orders" shall mean orders for oligonucleotides in equal or lesser volumes, on the same or substantially similar scale, with the same or substantially similar modifications, purification or purity requirements, analytical specifications, and loading requirements. This provision shall not apply to more favorable prices extended to third-parties by IDT for Primers ordered without corresponding orders for Probes, nor shall it apply to Probes, Primers, or Antisense Oligonucleotides when sold or transferred in any of the following non-limiting circumstances: as part of a bona-fide research collaboration; as a component of a kit; as part of a defined promotion; as a test-order; or as a remake.

4.10 CUSTOMER DEPOSIT DEPLETION. Unless IDT and ISIS agree in writing to extend the Agreement and the Assigned Supply Period, any unused portions of the Customer Deposit at the end of the Assigned Supply Period will be forfeited by ISIS and will become the exclusive property of IDT.


                                    ARTICLE 5
                              INTELLECTUAL PROPERTY

5.1 INVENTIONS AND DISCOVERIES. The Parties do not anticipate but do acknowledge that Intellectual Property may be developed through the joint efforts of the Parties and their employees under this Agreement. If Intellectual Property is developed by an individual Party, or by or through the joint efforts of the Parties, the ownership of the Intellectual Property, whether joint or separate, will be determined by the relevant applicable United States patent laws. In the event that an invention or know-how is developed through the joint or collaborative efforts of the Parties and their employees, IDT and ISIS agree to instruct their respective employees to report the invention or the development in a thorough and prudent manner to the management of the respective Parties, and each Party and agrees to notify the other Party of the invention or the development as soon as commercially practical following internal reporting. The Parties thereafter agree to initiate good faith negotiations directed toward the completion of a separate written agreement directed to licensing and/or assignment of such Intellectual Property.

5.2 TRADENAMES AND TRADEMARKS. IDT acknowledges that GeneTrove-TM- and ISIS, among others, are trademarks and tradenames of ISIS, and that nothing in this Agreement is intended as a grant to IDT, express, implied, or otherwise, to use any trademark, tradename or trade dress of ISIS unless expressly agreed to in writing by ISIS.

5.3 PROGRAM OLIGONUCLEOTIDES AND OLIGONUCLEOTIDE MANUFACTURING METHODS. Notwithstanding the provisions of paragraph 5.1, ISIS shall be the sole owner of the Program Oligonucleotides, which are or contain the Confidential Information of ISIS and subject to the provisions of
         Article 7. Except with respect to patents and patent applications exclusively licensed to IDT in the field of antisense technology, IDT hereby assigns its entire worldwide right, title, and interest, if any, in any Program Oligonucleotide to ISIS, and IDT agrees to take all necessary action to effect any such transfer, and to cooperate with and assist ISIS, at ISIS's expense, in the pursuit, enforcement, and defense of any Intellectual Property rights in any Program Oligonucleotide. IDT shall be the sole owner of the oligonucleotide manufacturing and tracking methods developed by IDT prior to and/or during the term of this Agreement, including, but not limited to, IDT's proprietary technology in the following fields: oligo reagent preparation methods; oligo synthesis methods; oligo processing and automation protocols; oligo mass order entry software; oligo tracking software; and oligo quality control systems; excluding, however, the aforementioned IDT manufacturing and tracking methods pertaining specifically and/or exclusively to ISIS Supplied Reagents.


                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1      REPRESENTATIONS AND WARRANTIES BY IDT:

         IDT represents and warrants as follows:

           (i) IDT is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Iowa;

           (ii) IDT has the legal right, authority and power to enter into this Agreement;

           (iii) IDT has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

           (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute valid and binding obligations against IDT enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally;

           (v) the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a Party;

           (vi) IDT will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement;

           (vii) IDT has obtained, or will obtain, all governmental permits, licenses, agreements, contracts, and other enabling documents to fully implement and fulfill its duties hereunder; and

           (viii) IDT represents and warrants that all employees or others acting on its behalf pursuant to this Agreement are and shall be obligated under a binding written agreement to assign to IDT all inventions made or conceived by such employee or other person.

6.2      REPRESENTATIONS AND WARRANTIES BY ISIS:

         ISIS represents and warrants as follows:

           (i) ISIS is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware;

           (ii) ISIS has the legal right, authority and power to enter into this Agreement;

           (iii) ISIS has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

           (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute valid and binding obligations against ISIS enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally;

           (v) the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a Party;

           (vi) to the best of ISIS's knowledge, IDT's manufacture of Program Oligonucleotides for use by ISIS does not constitute contributory infringement with respect to any issued patent of any third party that has issued prior to the effective date of this Agreement;

           (vii) ISIS will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement; and,

           (viii) ISIS represents and warrants that all employees or others acting on its behalf pursuant to this Agreement are and shall be obligated under a binding written agreement to assign to ISIS all inventions made or conceived by such employee or other person.

6.3 LIMITED WARRANTY FOR PROGRAM OLIGONUCLEOTIDES. IDT warrants that Program Oligonucleotides will meet the specifications as determined in Appendix A, and as later amended by the POSC if applicable. This limited warranty represents ISIS's sole and exclusive remedy with respect to Program Oligonucleotides manufactured for and sold to ISIS or its Affiliates. IDT does not warrant, guarantee or make any representations above and beyond the criteria set forth in Appendix A (as amended from time to time) regarding the use of Program Oligonucleotides in functional genomics, target validation, or any other application, or with respect to the correctness, accuracy, reliability or otherwise of the results of any such use. ISIS ASSUMES THE ENTIRE RISK AS TO THE RESULTS OBTAINED FROM THE USE OF PROGRAM OLIGONUCLEOTIDES. ISIS FURTHER ACKNOWLEDGES THAT ISIS, AND NOT IDT, IS SOLELY RESPONSIBLE FOR ANY WARRANTY OR GUARANTEE MADE TO COLLABORATORS OF ISIS OR GENETROVE WITH RESPECT TO THE USE OF PROGRAM OLIGONUCLEOTIDES. THE FOREGOING WARRANTY IS EXCLUSIVE AND IS MADE IN LIEU AND TO THE EXCLUSION OF ANY OTHER WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, DIRECT OR INDIRECT, BY ESTOPPEL, OR BY EFFECT OF THE UNIFORM COMMERCIAL CODE, USAGE IN THE INDUSTRY OR THROUGH COURSE OF DEALINGS OF THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE CONCERNING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.4 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT THE MANUFACTURE, SALE OR USE OF PROGRAM OLIGONUCLEOTIDES UNDER THIS AGREEMENT, OR ARISING OUT OF THE EXERCISE OF EITHER PARTY'S RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.


                                    ARTICLE 7
                             CONFIDENTIAL INFORMATION

7.1 CONFIDENTIAL INFORMATION. For the purpose of this Agreement, Confidential Information means all information, data, and material, labeled or otherwise designated or identified as confidential by ISIS or by IDT.

7.2 DESIGNATED CONFIDENTIAL INFORMATION OF ISIS. All information relating to Program Oligonucleotides including specifically target sequences (i.e., the sequence ordered and/or its complementary sequence or components thereof) ordered by ISIS during the course of this Agreement are hereby permanently designated as ISIS Confidential Information. ISIS agrees that it will, in writing, clearly identify as confidential, any and all additional information that it provides to IDT that it considers to be the Confidential Information of ISIS.

7.3 DESIGNATED CONFIDENTIAL INFORMATION OF IDT. Any and all data generated by IDT's validation or use of the Assigned Systems and/or the Dedicated Data Management System, except for the information described in 7.2 herein, are hereby designated as IDT's Confidential Information. IDT agrees that it will, in writing, clearly identify as confidential, any and all such information that it provides to ISIS that it considers to be the Confidential Information of IDT.

7.4 USE OF CONFIDENTIAL INFORMATION. Each Party may use the other Party's Confidential Information only for the purpose of performing each Party's duties and obligations under this Agreement.

7.5 OBLIGATIONS OF CONFIDENTIALITY. Except as expressly provided herein, ISIS and IDT, and their officers, employees, agents, consultants, and authorized representatives (a) shall hold in strict confidence all Confidential Information from the other Party or any of its officers, employees, agents or representatives and (b) shall not distribute, disclose or disseminate such Confidential Information to any third party without the prior written approval of the other Party (that is, the original disclosing Party), provided, however, that such approval will not be unreasonably withheld where the receiving Party reasonably believes that disclosure of the other Party's Confidential Information is reasonably necessary to obtain patents, authorization to conduct clinical trials, or regulatory approval.

7.6 OTHER INFORMATION. For purposes of this section, information will not be considered to be Confidential Information of a Party if the information:

           (i) was lawfully in the receiving Party's possession prior to disclosure under this Agreement and was not acquired directly or indirectly from the disclosing Party; or,

           (ii) was, at the date of disclosure by the disclosing Party, public knowledge; or subsequently becomes public knowledge other than through the failure of the receiving Party to comply with its obligations of confidentiality under the terms of this Agreement; or,

           (iii) was or is acquired by the receiving Party from any third party lawfully having possession of such information and who is not under an obligation of confidentiality to the disclosing Party; or,

           (iv) was or becomes independently known by the receiving Party without utilizing information provided by the disclosing Party and wherein such independent knowledge is supported in contemporaneously written and dated documentation of the receiving Party; or,

           (v) is required to be disclosed, retained, or maintained by either Party, by applicable law or regulation or under the rules of any regulatory or governmental authority, including specifically federal district courts; provided however that each Party shall immediately notify the other Party in writing of such required disclosure and must provide such notice at least thirty (30) days prior to the date when disclosure is proposed to take place, and provided that the Party or third party required to make disclosure shall use its best efforts to secure confidential treatment of any such information required to be disclosed.

7.7 ADDITIONAL REMEDIES. The Parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 7 by either Party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each Party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 7.

7.8 EXTENDED TERM. The provisions of this Article 7 shall survive any termination or expiration of this Agreement and continue in force for a period of [***] years.


                                    ARTICLE 8
                              TERM AND TERMINATION

8.1 TERM. The term of this Agreement will be from the Effective Date and will continue for a period of eight (8) years from the Effective Date, unless earlier terminated by a Party or the Parties under one of the provisions of this Article 8.

8.2 BANKRUPTCY. This Agreement shall terminate upon written notice subject to paragraph 10. 4, by one Party to the other Party in the event the other Party shall become insolvent, asks its creditors for a moratorium, files a bankruptcy petition, or suffers appointment of a temporary or permanent receiver, trustee, or custodian, for all or a substantial portion of its assets. In the event of any termination pursuant to this provision, any unused Customer Deposit shall be immediately forfeited by ISIS, and shall become the exclusive property of IDT.

8.3 TERMINATION. Either Party may terminate this Agreement for default by the other Party in performing any of its material obligations under this Agreement by notifying the other Party in writing of such default and allowing the other Party [***] Days within which to cure such default, unless the default is the failure to pay money, in which case the defaulting Party shall have only [***] Days to cure such default after receiving written notice of non-payment. If such default is not cured within [***] Days from receipt of such notice of default (or [***] Days in the case of non-payment of money owed), the non-defaulting Party may terminate this Agreement by written notice, subject to paragraph 10.4, to the defaulting Party.

8.4 ELECTIVE TERMINATION. ISIS may terminate this Agreement by providing IDT [***] days written notice if IDT materially fails to comply with any of the Program Oligonucleotide manufacturing or supply requirements set forth in Article 4 and in Appendix A, as amended from time to time. The Parties recognize and acknowledge that the production of Program Oligonucleotides conforming to the specifications is important to ISIS and is a material term of this Agreement, and further that time is of the essence with respect to ISIS's demand for Program Oligonucleotides. IDT's failure to materially produce and deliver Program Oligonucleotides to ISIS as set forth in Article 4 and in conformity with the specifications, is considered a material breach of this Agreement and must be cured to the satisfaction of ISIS within [***] Days of notice of the same to IDT by ISIS. Failure by IDT to cure such a breach within thirty [***] Days is grounds for ISIS's elective termination of this Agreement. In the event IDT refuses to supply Program Oligonucleotides to ISIS in accordance with Article 2 herein, and/or IDT refuses to cure a material breach of this Agreement, such acts shall constitute an elective termination by IDT, and in such events ISIS shall be entitled to a refund of its unused and outstanding Customer Deposit.

8.5 EFFECT OF EXPIRATION OR TERMINATION OF AGREEMENT. Within [***] days after expiration or termination (the date of termination will be the date upon which the [***] day notice period lapses) of this Agreement, each Party shall return to the other Party any and all Confidential Information (Article 7) provided by the other Party pursuant to this Agreement. ISIS shall have the right to obtain and use all Program Oligonucleotides for which ISIS has paid and that are in IDT's possession, or that are scheduled to be manufactured, at the time of termination. Except to the extent expressly provided to the contrary, the rights and obligations of the Parties pursuant to Articles 5,6,7 9, and 10, shall survive the expiration or termination of this Agreement. Any and all rights of IDT to payments accrued through expiration or termination as well as obligations of the Parties under firm orders for purchase and delivery of Program Oligonucleotides at the time of such expiration or termination shall remain in effect. IDT will have no obligation to sell and deliver Program Oligonucleotides to ISIS that have delivery dates more than thirty (30) Business Days after the date of termination, and in the case of termination under paragraphs 8.2 or 8.3, the terminating Party has discretion in electing whether firm orders will remain in effect. Upon expiration of this Agreement, or termination of this Agreement for reasons other than an IDT elective termination as defined in 8.4 herein, any unused Customer Deposit shall be forfeited by ISIS and will default to IDT. Upon termination of this Agreement under paragraphs 8.2, 8.3, or 8.4, or upon expiration of this Agreement under 8.1, IDT shall immediately transfer to ISIS possession of ISIS Supplied Reagents upon notice from ISIS of the final post-termination receipt of Program Oligonucleotides, if any.

                                    ARTICLE 9
                                 INDEMNIFICATION

9.1 INDEMNIFICATION. Each Party (the "Indemnifying Party") agrees to defend the other Party and such other Party's Affiliates and their respective directors, officers, employees and agents (the "Indemnified Parties") at the Indemnifying Party's cost and expense, and shall hold the Indemnified Parties harmless from and against any losses, costs, damages, fees or expenses arising out of any third party claim relating to (i) any breach by the Indemnifying Party of any of its representations, warranties or obligations pursuant to this Agreement, or (ii) product liability or liability stemming from allegations of contributory infringement resulting from use of a product made, sold or imported by or for the Indemnifying Party.

9.2 NOTICE/REPRESENTATION. In the event of any claim against the Indemnified Parties by any third party for which indemnification may be sought pursuant to this Agreement, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the claim; provided that the failure to promptly notify the Indemnifying Party of such claim shall not result in the loss of rights of indemnification hereunder except to the extent that the Indemnifying Party was materially prejudiced by such failure. The Indemnifying Party shall assume, at its sole expense, the defense of the claim and its settlement. The Indemnified Parties shall cooperate with the Indemnifying Party and may, at their option and expense, be represented in any such action or proceeding. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Parties. In addition, the Indemnifying Party shall not be responsible for the indemnification of any Indemnified Party arising from any negligent or wrongful acts by such Indemnified Party, or as the result of any settlement or compromise by the Indemnified Parties without the Indemnifying Party's prior written consent. The Indemnifying Party may not settle or compromise any matter without the consent of the Indemnified Parties unless such settlement or compromise imposes no obligations on the Indemnified Parties and does not restrict the rights of the Indemnified Parties.


                                   ARTICLE 10
                                     GENERAL

10.1 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined according to the laws of the State of New York (without regard to the conflict of law rules of any jurisdiction), except as regarding matters of intellectual property law, which shall be determined in accordance with the national intellectual property laws relevant of the intellectual property in question.

10.2 ASSIGNMENT. Neither IDT nor Isis may assign this Agreement in whole or in part without the consent of the other Party, except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business or assets of the assigning Party to which the subject matters of this Agreement pertains.

10.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Appendices incorporated herein, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

10.4     NOTICES.  Notices with respect to IDT shall be sent to:

                 Joseph A. Walder, M.D., Ph.D.
                 Attn: Legal Department
                 Integrated DNA Technologies, Inc.
                 1710 Commercial Park
                 Coralville, IA
                 52241-9802;

                 With a duplicate sent to:

                 Mark Campbell, J.D., COO
                 Corporate Vice President
                 Integrated DNA Technologies, Inc.
                 8930 Gross Point Road, Suite 700
                 Skokie, Illinois,
                 60077;

         and with respect to ISIS:

                 B. Lynne Parshall, J.D.
                 Isis Pharmaceuticals, Inc.
                 Executive Vice President and CFO
                 2292 Faraday Avenue
                 Carlsbad, CA
                 92008

                 With a duplicate sent to:

                 President, GeneTrove Division
                 Isis Pharmaceuticals, Inc.
                 2292 Faraday Avenue
                 Carlsbad, CA
                 92008

         Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable overnight courier service, or (d) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

10.6 FORCE MAJURE. No failure or omission by a Party in the performance of any of its obligations of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; terrorist activities; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

10.7     DISCLOSURE OF PROVISIONS OF AGREEMENT.

         Each Party agrees to hold as confidential the terms of this Agreement, except that:

                  (i) IDT may furnish a copy of this Agreement to the University of Iowa Research Foundation; and,

                  (ii) Each Party shall have the right to disclose the terms of this Agreement to investors and other third parties in connection with financing activities and to potential collaborators, provided that any such third party has entered into a written obligation with the disclosing Party to treat such information and materials as confidential and to not use the information materials for any purposes other than the evaluation of the potential investment or collaboration and that the disclosing Party shall enforce against the third party recipient of such information and materials, for and on behalf of the other Party, such written obligation; and,

                  (iii) Each Party may furnish a copy of this Agreement or disclose the terms of this if such is required to be disclosed by the receiving Party to comply with applicable laws, to defend, prosecute or preclude litigation, or to comply with governmental regulations, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. At the request of the other Party, the disclosing Party shall use commercially reasonable efforts to enforce such obligations against such third parties.

                  (iv) Each Party may include this Agreement, in any report, statement or other document filed by such Party with the United States Securities and Exchange Commission (the "SEC"). In such event, the disclosing Party shall use reasonable efforts to obtain, to the extent permitted by law, confidential treatment from the SEC of any trade secrets and commercial or financial information of a privileged or confidential nature, including without limitation all information on the Exhibits hereto relating to patent applications of Isis or IDT, and shall notify the other Party as to such efforts and all related communications with the SEC; provided that notwithstanding the foregoing no Party shall submit a confidentiality request or include this Agreement without the prior review and approval of the confidentiality request by the other Party, which review and approval shall not be unreasonably withheld or delayed.

                  (v) The Parties will cooperate in the development of any public announcement announcements or similar publicity with respect to the execution of this Agreement. The content and timing of any such announcement or publicity shall be agreed upon between Parties in advance of such announcement.

10.8 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other.

10.9 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

10.10 HEADINGS. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

10.11 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of either Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

10.12 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

10.13 CURRENCY. All references to prices and/or monies owed in this Agreement are to United States dollars.

10.14 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

                 REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK
                      SIGNATURE PAGE TO IMMEDIATELY FOLLOW

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives.

ISIS PHARMACEUTICALS, INC.                   INTEGRATED DNA TECHNOLOGIES, INC.

By:    Richard K. Brown                      By: Dr. Joseph A. Walder


Signature:  /s/ Richard K. Brown             Signature: /s/ Dr. Joseph A. Walder
          ----------------------                       -------------------------

Title: President, GeneTrove                  Title: President & CEO
       Vice President,
       ISIS Pharmaceuticals

Date: 12/04/01                               Date: 12/04/01
      --------                                     --------

                                   APPENDIX A

            PROGRAM OLIGONUCLEOTIDE SPECIFICATIONS AND OTHER CRITERIA


PROGRAM OLIGONUCLEOTIDE TYPE     PURITY BY       MASS SPEC         ABSORBANCE       ADDITIONAL
                                 HPLC                              RATIO            ANALYSIS/HANDLING
 MOE OLIGOS

      [***]                      To be            To be            To be
                                 determined*      determined       determined

      [***]                      To be            To be            To be
                                 determined       determined       determined

 QUANTIFICATION OLIGOS

      Probes                     To be            To be            To be
                                 determined       determined       determined

      Primers                    To be            To be            To be
                                 determined       determined       determined

     "Primer Probe Sets"         To be            To be            To be
                                 determined       determined       determined

 *  POSC to determine test use and test specifications

                                   APPENDIX B
                      APPLICATION OF 4.3 PRICING PROVISION



PROGRAM OLIGONUCLEOTIDE TYPE                          SYNTHESIS SCALE
--------------------------------------------------------------------------------


[***]








* NON-CATALOG ITEM




                                    CONFIDENTIAL TREATMENT REQUESTED UNDER
                                    17 C.F.R. SECTIONS 200.80(b)4, AND 240.24b-2